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                                                                      EXHIBIT 21

                       ROCKWELL INTERNATIONAL CORPORATION

                      LIST OF SUBSIDIARIES OF THE COMPANY
                            AS OF NOVEMBER 30, 1994

                                                                           PERCENTAGE OF VOTING
                                                                            SECURITIES OWNED BY
                                                                         -------------------------
                         NAME AND JURISDICTION                           REGISTRANT     SUBSIDIARY
- -----------------------------------------------------------------------  ----------     ----------
Allen-Bradley Company, Inc. (Wisconsin)................................     100%
Rockwell-Collins International, Inc. (Texas)...........................     100%
Rockwell Graphic Systems, Inc. (Delaware)..............................     100%
Rockwell International Finance Corporation (Delaware)..................     100%
  Rockwell Body and Chassis Systems--France, a societe anonyme
     (France)..........................................................                    100%
  Rockwell Participacoes Ltda. (Brazil)................................                    100%
  Rockwell International GmbH (Germany)................................                    100%
  Rockwell International of Canada Ltd. (Canada).......................                    100%
  Rockwell Limited (Delaware)..........................................                    100%
  Sprecher + Schuh A.G. (Switzerland)..................................                    100%

     Listed above are certain consolidated subsidiaries included in the consolidated financial statements of the Company. Unlisted subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.